UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2020

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Entry Into a Material Definitive Agreement.

On April 8, 2020, BioSig Technologies, Inc.’s majority-owned subsidiary, ViralClear Pharmaceuticals, Inc. (“ViralClear”), entered into a know-how license agreement (the “Agreement”) with Mayo Foundation for Medical Education and Research (“Mayo”).  The Agreement grants to ViralClear (i) an exclusive worldwide license, with the right to sublicense, within the field of anti-viral agents to target COVID-19 (the “Field”) to certain patent rights for the development and commercialization of products, methods, and processes for public use and benefit (the “Licensed Products”) and (ii) a non-exclusive worldwide license, with the right to sublicense, within the Field, to use the know how of Mayo that is necessary to develop the Licensed Products. The Agreement will expire upon the later of either (a) the expiration of the licensed patent rights or (b) the 7th anniversary of the date of the first commercial sale of a Licensed Product, unless earlier terminated by Mayo for ViralClear’s failure to cure a material breach of the Agreement, ViralClear’s or a sublicensee’s commencement of any action or proceedings against Mayo or its affiliates other than for an uncured material breach of the Agreement by Mayo, or insolvency ViralClear.

In connection with the Agreement, ViralClear issued to Mayo 259,959 shares of ViralClear’s common stock, par value $0.001 per share. ViralClear also agreed to make earned royalty payments to Mayo in connection with ViralClear’s sales of the Licensed Products along with certain milestone payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: April 13, 2020	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman and Chief Executive Officer